Exhibit 32.2A4

CERTIFICATION PURSUANT TO

18 U.S.C., CHAPTER 63, SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

February 29, 2012

U. S. Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.  This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) accompanying this letter and is not to be incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

I, J. William Holden, III, Executive Vice President and Chief Financial Officer of GenOn Mid-Atlantic, LLC, certify that, to the best of my knowledge:

1.                the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.                the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GenOn Mid-Atlantic, LLC.

Name:	/s/ J. WILLIAM HOLDEN, III
J. William Holden, III
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to GenOn Mid-Atlantic, LLC and will be retained by GenOn Mid-Atlantic, LLC and furnished to the Securities and Exchange Commission or its staff upon request.